UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DRAVICA CORPORATION
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

7371

(Primary Standard Industrial Classification Code Number)

38-4370361

(IRS Employer Identification No.)

3827 S Carson St  505-25
Carson City, NV 89701
office@dravica.net

Tel: +15177597837

(Address and telephone number of registrant's principal executive offices)

BizFilings

8020 Excelsior Dr #200,
Madison, WI 53717
Email: info@BizFilings.com

Tel. 1-800-981-7183

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount To Be Registered (1)	Offering Price Per Share	Aggregate Offering Price	Registration Fee
Common Stock	4,000,000	0.03	120,000	$16.57*

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

*- Amount of registration fee was previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

PROSPECTUS

The information in this prospectus may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. There is no minimum purchase requirement for the offering to proceed.

DRAVICA CORPORATION

4,000,000 SHARES OF COMMON STOCK

$0.03 per share

This is the initial offering of common stock of Dravica Corporation and no public market currently exists for the securities being offered. We are registering for sale a total of 4,000,000 shares of common stock at a fixed price of $0.03 per share to the general public in best efforts offering. We estimate our total offering registration costs to be approximately $10,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best-efforts basis, which means our President, Szubanski Robert Damian, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

As of the date of this prospectus, our President and officer, Mr. Szubanski, beneficially owns 2,000,000 shares of our common stock, representing 100% of our outstanding shares. This Prospectus will permit Mr. Szubanski to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Szubanski will offer and sell the shares on behalf of the Company. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.03 per share for a period of two hundred and seventy (270) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (270 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part. After completion of this offering, Mr. Szubanski, our President and Treasurer, will beneficially own approximately 33.33% of the Company’s outstanding common stock. As a result, he will continue to have significant influence over the Company, including matters requiring stockholder approval such as the election of directors.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our offices and president will be solely responsible for selling shares under this offering and no commission will be paid on any sales. Dravica Corporation is an early-stage company and has recently started its operations. To date, we have established our company, developed our business plan, raised an aggregate of $8,000 through a private placement of our common stock to our officer and President Szubanski Robert Damian. We do not have sufficient capital to fully commence operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

See "risk factors" for a discussion of certain information that should be considered in connection with an investment in the common stock offered hereby.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. Following the effectiveness of this Registration Statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to facilitate quotation of our common stock on the OTCQB or OTCQX markets operated by OTC Markets Group Inc. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Dravica Corporation is not a Blank Check company. We have no plans, arrangements, commitments or understandings to engage in a merger with or acquisition of another company. Furthermore, neither the company, its executives, any company promoters, nor their affiliates intend to use the company, once it becomes a reporting company, as a vehicle for a private company to become a reporting company.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “risk factors” on pages 6 through 12 before buying any shares of Dravica Corporation’s common stock.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 28, 2026

TABLE OF CONTENTS

PROSPECTUS SUMMARY	4
RISK FACTORS	6
FORWARD-LOOKING STATEMENTS	14
USE OF PROCEEDS	15
DETERMINATION OF OFFERING PRICE	15
DILUTION	16
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	17
DESCRIPTION OF BUSINESS	22
LEGAL PROCEEDINGS	27
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	27
EXECUTIVE COMPENSATION	29
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	30
PLAN OF DISTRIBUTION	31
DESCRIPTION OF SECURITIES	33
INDEMNIFICATION	34
INTERESTS OF NAMED EXPERTS AND COUNSEL	34
EXPERTS	34
AVAILABLE INFORMATION	34
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	34
INDEX TO THE FINANCIAL STATEMENTS	35

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

PROSPECTUS SUMMARY

As used in this prospectus, unless the context otherwise requires, “we,” “us,” “our,” and “Dravica” refers to Dravica Corporation. The following summary does not contain all of the information that may be important to you. You should read the entire prospectus before making an investment decision to purchase our common stock.

DRAVICA CORPORATION

Dravica Corporation was incorporated in Nevada on September 29, 2025. We are a startup company focused on building practical digital tools designed to improve the accuracy, clarity, and reliability of online communication. We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $30,000 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate any substantial revenue in the first 12 months after completion of our offering or ever generate substantial revenue. If we do not generate sufficient revenue, we may need a minimum of $14,000 of additional funding to pay for ongoing SEC filing requirements. We currently have a line of credit agreement with Mr. Szubanski, pursuant to which we may borrow up to $90,000. Other than this arrangement, we do not currently have commitments or arrangements for additional financing. Our current registration address is 3827 S Carson St 505-25 Carson City, NV 89701. Our phone number is (517) 7597837. This address represents a virtual office that provides mail forwarding services. The Company does not maintain a physical corporate office in the United States. The Company’s day-to-day business operations are conducted primarily in Poland and Germany, reflecting the locations of our executive officers.

From inception (September 29, 2025) until the date of this filing, we have had limited operating activities. Our financial statements from inception (September 29, 2025) through January 31, 2026, reports no revenues and an accumulated deficit of $21,793. Our independent registered public accounting firm has issued an audit opinion for Dravica Corporation which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have established our company, developed our business plan, raised an aggregate of $8,000 through a private placement of our common stock to our officer and President, Szubanski Robert Damian. Proceeds from the private placement were used for working capital. As of the date of this prospectus, our President and officer, Mr. Szubanski, beneficially owns 2,000,000 shares of our common stock, representing 100% of our outstanding shares. After completion of this offering, Mr. Szubanski, our President and Treasurer, will beneficially own approximately 33.33% of the Company’s outstanding common stock. As a result, he will continue to have significant influence over the Company, including matters requiring stockholder approval such as the election of directors.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months. We require minimum funding of approximately $30,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $30,000, our business may fail.

The Company completed the development of EmailGuard on April 20, 2026. The API development agreement is filed as Exhibit 10.3 to the Registration Statement. The service, EmailGuard, is available on the Company’s website beginning May 1, 2026. Prior to launch, the Company entered into three pre-launch subscription agreements for EmailGuard with customers dated February 9, 2026, March 31, 2026, and April 20, 2026. Under these agreements, the Company agreed to provide subscription access to EmailGuard beginning on May 1, 2026 in exchange for advance payments made prior to launch.

The agreements included subscription terms ranging from three (3) months to three (3) years and provided discounted pricing arrangements ranging from 3% to 20% off the Company’s anticipated standard launch pricing of $1,500 per month. The aggregate contractual value of the three agreements was $71,865.

Pursuant to the agreements:

• a three-year subscription agreement dated February 9, 2026, pursuant to which one customer agreed to purchase a three (3) year subscription to EmailGuard for a prepaid subscription fee of $43,200, reflecting a 20% pre-launch discount from the Company’s anticipated standard pricing, with payment due on or before April 15, 2026;

• an eighteen-month subscription agreement dated March 31, 2026, pursuant to which one customer agreed to purchase an eighteen (18) month subscription to EmailGuard for a prepaid subscription fee of $24,300, reflecting a 10% pre-launch discount from the Company’s anticipated standard pricing, with payment due on or before April 30, 2026; and

• a three-month subscription agreement dated April 20, 2026, pursuant to which one customer agreed to purchase a three (3) month subscription to EmailGuard for a prepaid subscription fee of $4,365, reflecting a 3% pre-launch discount from the Company’s anticipated standard pricing, with payment due on or before April 30, 2026.

The agreements provided that if EmailGuard was not commercially launched by May 1, 2026, subject to reasonable business delays or unforeseen circumstances, customers could request a full refund of amounts paid. Because the service launched on May 1, 2026, the prepaid amounts became non-refundable in accordance with the agreements and applicable Terms of Service.

Amounts received from customers prior to the commencement of service delivery were recorded as deferred revenue and will be recognized as revenue over the applicable subscription periods beginning May 1, 2026. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

THE OFFERING

The Issuer:	DRAVICA CORPORATION
Securities Being Offered:	4,000,000 shares of common stock.
Price Per Share:	$0.03
Duration of the Offering:	The shares will be offered for a period of two hundred and seventy (270) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (270 days from the effective date of this prospectus), (ii) the date when the sale of all 4,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 4,000,000 shares registered under the Registration Statement of which this Prospectus is part.
Gross Proceeds	$120,000
Securities Issued and Outstanding:

There are 2,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our officer and President, Szubanski Robert Damian.

If we are successful at selling all the shares in this offering, we will have 6,000,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $10,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $120,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our unaudited financial statements for the three months ended January 31, 2026 and the audited financial statements for the period from September 29, 2025 (Inception) to October 31, 2025:

Financial Summary	January 31, 2026 ($) (Unaudited)	October 31, 2025 ($) (Audited)
Cash and Deposits	—	—
Total Assets	30,371	4,800
Total Liabilities	44,164	13,768
Total Stockholder’s Deficit	(13,793)	(8,968)

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks related to our business

Because our auditors have raised a going concern, there is a substantial uncertainty that we will continue operations in which case you could lose your investment.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We are early-stage company and have commenced limited operations in our business. We expect to incur significant operating losses for the foreseeable future.

We were incorporated on September 29, 2025 and we have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing sufficient revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate substantial operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We have a limited operating history and limited customer base.

We have a limited operating history and have only recently commenced commercial operations for EmailGuard. Prior to launch, the Company entered into three pre-launch subscription agreements with customers and received advance payments, which were recorded as deferred revenue and are being recognized as revenue over the applicable subscription periods beginning May 1, 2026.

Because the Company currently has a limited number of customers, a significant portion of its initial revenue is derived from a small customer base. We cannot guarantee that these pre-launch subscription arrangements will result in long-term customer relationships, subscription renewals, recurring revenue, or broader market acceptance of our services. Our future success will depend on our ability to attract additional customers, retain existing customers, and generate sufficient revenue to support ongoing operations. If we are unable to do so, we may be required to scale back or cease operations.

We have limited business, sales and marketing experience in our industry.

We have recently started our operations. While we have plans for marketing, there can be no assurance that such efforts will be successful. We cannot guarantee that our proposed plan to develop and commercialize our core product, the email validation service “EmailGuard”, will be successfully executed, achieve market acceptance, or attract a sufficient number of users or licensing clients. Additionally, we are a newly-formed, start-up company with no prior experience in our industry. We are entirely dependent on the services of our officer and President, Szubanski Robert Damian, to build our customer base. Our company has no prior experience which it can rely upon in order to garner its first prospective customers to use our services. Prospective customers will be less likely to purchase our service than a competitor’s because we have no prior experience in our industry.

We may continue to lose money, and if we do not achieve profitability, we may not be able to continue our business.

We are company with limited operations, have incurred expenses and have losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

We are solely dependent upon the funds to be raised in this offering to start our business, the proceeds of which may be insufficient to achieve substantial revenues and profitable operations. We may need to obtain additional financing which may not be available.

Our current operating funds are less than necessary to complete our intended operations. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of January 31, 2026, and October 31, 2025, we had no cash, with liabilities of $44,164 and $13,768, respectively. As of January 31, 2026, we have no income and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve substantial revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum funding of approximately $30,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Szubanski Robert Damian, our officer and President, who has agreed to give us an interest-free loan for 5 years, as indicated by an agreement closed between Szubanski Robert Damian and Dravica Corporation on September 29, 2025, which is filed as Exhibit 10.1 to the Registration Statement of which this Prospectus forms a part. After one year we may need additional financing. If we do not generate sufficient revenue, we may need a minimum of $14,000 of additional funding to pay for ongoing SEC filing requirements.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

We operate in a highly competitive market, which could limit our ability to acquire customers and adversely affect our business and financial performance.

The market for email verification, data validation, and communication integrity solutions is highly competitive and continues to evolve rapidly. Entry barriers in this sector remain relatively low, resulting in sustained competitive pressure from both established providers and emerging companies offering comparable verification services. A number of well-recognized market participants deliver email validation and data quality solutions, many of whom possess substantially greater financial, technical, and marketing resources than we do.

These competitors already serve large numbers of customers that overlap with our intended target market, including email-marketing teams, SaaS platforms, CRM developers, and businesses that maintain substantial customer databases. Potential customers may be reluctant to switch to a new or unproven service provider, particularly one in the early stages of development with no operating history.

If we are unable to differentiate our EmailGuard service, attract customers, or achieve meaningful market penetration, our ability to generate revenue and achieve profitability will be adversely affected. Our failure to effectively compete in this market would have a material negative impact on our business and financial performance.

Some of our competitors may be able to use their financial strength to dominate the market, which may affect our ability to generate revenues.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance.

Because we are small and do not have much capital, our marketing campaign may not be enough to attract sufficient number of customers to operate profitably. If we do not make a profit, we will suspend or cease operations.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

Because our principal stockholder will continue to hold a significant ownership interest, he will continue to exert significant influence over our company.

As of the date of this prospectus, all of our outstanding shares of common stock are owned by our sole officer and President, Mr. Szubanski. Following the completion of this offering, Mr. Szubanski will continue to beneficially own approximately 33.33% of our outstanding common stock and will remain our largest stockholder.

As a result, Mr. Szubanski will continue to have significant influence over the Company and will be able to exert substantial influence over matters requiring stockholder approval, including the election of directors, amendments to our organizational documents, and the approval of significant corporate transactions.

This concentration of ownership and influence may have the effect of delaying, deferring or preventing a change of control of the Company, and may result in conflicts of interest between Mr. Szubanski and our other stockholders. Where such conflicts exist, our stockholders will be dependent on Mr. Szubanski to exercise his fiduciary duties in a manner that is fair to all stockholders.

We depend to a significant extent on certain key person, the loss of whom may materially and adversely affect our company.

Currently, we have no employees other than our officers: President and Treasurer, Szubanski Robert Damian, and Director and Secretary, Koenig Varinia-Rebecca Undine Marie-Anne. Mr. Szubanski plays a central role in our operations, and the loss of his services could materially impede our ability to execute our business plan. The loss of Mr. Szubanski would have a substantial negative effect on our company and may cause our business to fail. Ms. Koenig, in her role as Director and Secretary, contributes to the Company’s corporate governance, regulatory compliance, corporate record-keeping, and administrative oversight. Although her role is more limited in operational scope, the loss of her services could disrupt our corporate governance functions and regulatory compliance processes. Mr. Szubanski has not been compensated for his services since our incorporation. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Szubanski’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and President. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

Because we rely on a limited number of executive officers and directors, any reduction in their availability — particularly that of our President and Treasurer, Szubanski Robert Damian — could disrupt our operations and adversely affect our business.

We rely on a small number of executive officers and directors to manage our business and operations. Our management team currently consists of Szubanski Robert Damian, who serves as our President and Treasurer, and Koenig Varinia-Rebecca Undine Marie-Anne, who serves as our Director and Secretary.

Mr. Szubanski is responsible for the day-to-day management of the Company, including product development, financial oversight, corporate administration, and strategic decision-making. Ms. Koenig, in her capacity as Director and Secretary, supports corporate governance functions, regulatory compliance, record-keeping, and administrative matters.

Mr. Szubanski currently intends to devote approximately 40 hours per week to the Company, while Ms. Koenig devotes approximately 20 hours per week to fulfilling her duties. As a result of our limited management structure, we depend significantly on the continued services and availability of both individuals.

If either Mr. Szubanski or Ms. Koenig becomes unable to devote sufficient time to the Company for any reason — including illness, resignation, personal circumstances, or other unforeseen events — our operations could be disrupted, key corporate functions could be delayed, and our ability to execute our business plan could be materially impaired.

Any such disruption could limit our ability to attract future customers, and ultimately have a material adverse effect on our business, financial condition, and results of operations.

Our officer and President has no experience managing a public company which is required to establish and maintain disclosure control and procedures and internal control over financial reporting.

We have never operated as a public company. Szubanski Robert Damian, our officer and President has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

Because certain of our officers and directors reside outside of the United States, it may be difficult for investors to enforce any rights based on U.S. federal securities laws against us and/or such persons.

Szubanski Robert Damian, our President and Treasurer, and Koenig Varinia-Rebecca Undine Marie-Anne, our Director and Secretary, are non-residents of the United States. Mr. Szubanski is a resident of Poland, and Ms. Koenig is a resident of Germany. As a result, it may be difficult for investors to effect service of process upon these individuals within the United States or to enforce judgments obtained in U.S. courts against them. Consequently, investors may experience challenges in pursuing legal remedies against our officers and directors under U.S. federal securities laws or otherwise. In addition, even if a judgment is obtained in a U.S. court, the legal frameworks of the jurisdictions in which these individuals reside may limit the enforceability of such judgments against their assets. This may result in greater difficulty for our shareholders in protecting their interests through legal proceedings compared to shareholders of companies whose officers and directors reside within the United States.

As an “emerging growth company” under the jobs act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

-	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

-	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

-	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

-	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

-	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1.235 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We may continue to be subject to reduced reporting requirements as a smaller reporting company even if we no longer qualify as an emerging growth company.

As long as we qualify as an Emerging Growth Company (EGC), we are permitted to take advantage of certain exemptions from various reporting requirements that apply to other public companies that are not EGCs. However, even if we no longer qualify as an EGC, we may continue to be considered a "smaller reporting company" as defined by the SEC. As a smaller reporting company, we will be subject to reduced reporting requirements so long as we maintain this status, including, but not limited to:

·	Reduced financial statement and executive compensation disclosure in our SEC filings;
·	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting; and
·	Simplified disclosure obligations regarding our executive compensation arrangements.

These reduced reporting requirements may make our common stock less attractive to investors and could make it more difficult for us to raise additional capital as and when needed. Investors may find our common stock less attractive if we rely on these reduced reporting requirements, which could result in a less active trading market for our common stock and greater stock price volatility.

If we fail to establish and maintain an effective system of internal control or disclosure controls and procedures are not effective, we may not be able to report our financial results accurately and timely or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) requires us to evaluate and report on our internal controls over financial reporting and, depending on our future growth, may require our independent registered public accounting firm to annually attest to our evaluation, as well as issue its own opinion on our internal controls over financial reporting. The process of implementing and maintaining proper internal controls and complying with Section 404 is expensive and time consuming. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need may become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls or difficulties encountered in their implementation could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price.

Risks associated with this offering

Our common stock is subject to the “penny stock” rules of the Securities and Exchange Commission, and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply to have our common stock quoted on the OTCQB or OTCQX markets operated by OTC Markets Group Inc. However, there can be no assurance that we will meet the eligibility requirements of either the OTCQB or OTCQX markets or that our application will be approved. If for any reason our common stock is not quoted on the OTC Markets Group's platforms or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because the offering price has been arbitrarily set by the company, you may not realize a return on your investment upon resale of your shares.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on September 29, 2025, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $120,000 from this offering, we may have to seek alternative financing to implement our business plan.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholders acquired their shares at a cost of $0.004 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.03 you pay for them. Upon completion of the offering, the net tangible book value of your shares will be less than what you paid for them.

The company's investors may suffer future dilution due to issuances of shares for various considerations in the future.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 2,000,000 shares are currently issued and outstanding. If we sell the 4,000,000 shares being offered in this offering, we would have 6,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

Our president, Mr. Szubanski does not have any prior experience offering and selling securities, and our offering does not require a minimum amount to be raised. As a result of this we may not be able to raise enough funds to commence and sustain our business and investors may lose their entire investment.

Mr. Szubanski does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

We will incur ongoing costs and expenses for sec reporting and compliance. Without sufficient revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

The estimated cost of this registration statement is $10,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Mr. Szubanski, our officer and President, who has agreed to loan the company funds to complete the registration process. Mr. Szubanski’s agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $14,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Markets Group's platforms.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

Our reporting obligations under section 15(d) of the securities exchange act of 1934, as amended, may be suspended automatically if we have fewer than 300 shareholders of record on the first day of our fiscal year.

We will not register our common stock under Section 12(g) of the Securities Exchange Act of 1934. Therefore, we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants and our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we would only be required to file an annual report for the twelve months after this prospectus is declared effective by the SEC. Accordingly, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations. If our obligation to file reports under Section 15(d) is suspended it may decrease our common stock’s liquidity, if any, affecting your ability to resell our common stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.03. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $120,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
Gross proceeds	$30,000	$60,000	$90,000	$120,000
Offering expenses	$10,000	$10,000	$10,000	$10,000
Net proceeds	$20,000	$50,000	$80,000	$110,000
SEC reporting and compliance	$14,000	$14,000	$14,000	$14,000
Product development	$4,000	$20,000	$40,000	$60,000
Website & server infrastructure	$1,500	$5,000	$8,000	$10,000
Marketing & business development	-	$6,000	$10,000	$16,000
Working capital	$500	$5,000	$8,000	$10,000
Total	$20,000	$50,000	$80,000	$110,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $10,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Mr. Szubanski, our president and President, has agreed to loan the Company funds to complete the registration process. Mr. Szubanski’s agreement to provide us loans for registration costs is non- binding and discretionary. Also, these loans would be necessary if the proceeds from this offering are not sufficient to implement our business plan and maintain our reporting status and quotation on the OTCQB or OTCQX markets operated by OTC Markets Group Inc., once and if our common stock becomes eligible for trading on such markets. Mr. Szubanski will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Szubanski. Mr. Szubanski will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of January 31, 2026, was negative $44,164 or approximately negative $0.0221 per share. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of January 31, 2026.

The following table sets forth as of January 31, 2026, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.03 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	$0.03	$0.03	$0.03	$0.03
The historical net tangible book value as of January 31, 2026	$(44,164)	$(44,164)	$(44,164)	$(44,164)

Post offering net tangible book value	$(24,164)	$5,836	$35,836	$65,836
Post offering net tangible book value per share	$(0.0081)	$0.0015	$0.0072	$0.0110
Pre-offering net tangible book value per share	$(0.0221)	$(0.0221)	$(0.0221)	$(0.0221)
Increase (Decrease) in net tangible book value per share after offering	$0.0140	$0.0235	$0.0292	$0.0331
Dilution per share	$0.0381	$0.0285	$0.0228	$0.0190

% dilution	126.85%	95.14%	76.11%	63.42%

Capital contribution by purchasers of shares	$30,000	$60,000	$90,000	$120,000
Capital Contribution by existing stockholders	$8,000	$8,000	$8,000	$8,000
Percentage capital contributions by purchasers of shares	78.95%	88.24%	91.84%	93.75%
Percentage capital contributions by existing stockholders	21.05%	11.76%	8.16%	6.25%

Gross offering proceeds	$30,000	$60,000	$90,000	$120,000
Anticipated net offering proceeds	$20,000	$50,000	$80,000	$110,000
Number of shares after offering held by public investors	$1,000,000	$2,000,000	$3,000,000	$4,000,000
Total shares issued and outstanding	$3,000,000	$4,000,000	$5,000,000	$6,000,000
Purchasers of shares percentage of ownership after offering	33.33%	50.00%	60.00%	66.67%
Existing stockholders’ percentage of ownership after offering	66.67%	50.00%	40.00%	33.33%

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1.235 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. We have elected to take advantage of certain of the reduced disclosure obligations and may elect to take advantage of other reduced reporting requirements in future filings. As a result, the information that we provide to our stockholders may be different than the information you might receive from other public reporting companies in which you hold equity interests.

Our cash balance was $0 as of January 31, 2026, and October 31, 2025, respectively. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Mr. Szubanski, our Chairman and President, who has agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of January 31, 2026, Mr. Szubanski has advanced to us $5,364. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $30,000 of funding from this offering. Our current registration address is 3827 S Carson St 505-25 Carson City, NV 89701. Our phone number is (517) 7597837. This address represents a virtual office that provides mail forwarding services. The Company does not maintain a physical corporate office in the United States. The Company’s day-to-day business operations are conducted primarily in Poland and Germany, reflecting the locations of our executive officers.

We are an early-stage company. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate sufficient revenue we may need a minimum of $14,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because no substantial revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $120,000 from this offering, we may need more funds for ongoing business operations after the first year, and would have to obtain additional funding.

PLAN OF OPERATION

We were incorporated in the State of Nevada on September 29, 2025. We have never declared bankruptcy, been in receivership, or been involved in any legal action or proceedings. If we are unable to successfully acquire clients for our services, we may quickly exhaust the proceeds from this offering.

Our plan of operations is as follows:

Complete Our Public Offering

We expect to complete our public offering within 270 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations following the completion is as follows:

SEC Reporting and Compliance

Regardless of the amount raised, we expect to incur recurring expenses of approximately $14,000 to maintain reporting compliance with the Securities Exchange Act, including legal fees, Edgar filings and accounting support. These expenses will be paid first and will reduce the funds available for product development, infrastructure, and marketing.

Product Development: EmailGuard & API (1 month to 5 month)

$4,000- $60,000

We plan to allocate net proceeds to further enhance and expand EmailGuard, including improvements to the validation engine, API development and expansion, testing, security enhancements, and deployment and scaling of the production infrastructure. If only 25% of the offering is sold, efforts will focus on maintaining and modestly enhancing the existing validation engine, providing limited API functionality, and supporting a basic version of the service on minimal infrastructure. If 50% of the offering is sold, we will further enhance the validation engine with additional syntax, SMTP, and domain checks, expand API endpoints, perform security testing, and support EmailGuard on moderately scalable server infrastructure. If 75% of the offering is sold, we will accelerate platform enhancements, including advanced validation features, optimized API performance, expanded testing for security and stability, and deployment on more robust infrastructure capable of handling increased traffic. If 100% of the offering is sold, we intend to implement our full expansion roadmap, including advanced validation algorithms, comprehensive API functionality with detailed developer documentation, extensive testing, high-volume infrastructure deployment, and full production monitoring systems.

Website and Server Infrastructure (3 month to 8 month)

$1,500- $10,000

Although our initial informational website is completed, the EmailGuard service requires additional server hosting, dedicated IPs, scalable backend resources, integration of monitoring and logging tools, and maintenance of the demo version. If 25% of shares are sold, we will implement a minimal infrastructure to run the service with basic speed and reliability. At 50% funding, we will deploy a more robust backend environment capable of handling moderate usage. If 75% of the offering is sold, infrastructure will support higher traffic volumes with improved response times and reliability. With 100% of the offering, we will deploy full-scale server infrastructure with high-performance capabilities, redundancy, and monitoring for optimal service availability.

Marketing and Business Development (4 month to 9 month)

$6,000- $16,000

Marketing will focus on promoting EmailGuard as an accessible, lightweight, and affordable email-validation service. With 50% funding, marketing efforts will expand to include targeted online advertising on Google and LinkedIn, outreach to SaaS companies and CRM developers, and content explaining use cases. If 75% of the offering is sold, we will conduct broader digital campaigns, including SEO, technical articles, small-scale social media campaigns, and early promotional partnerships. With 100% of the offering, marketing will be fully scaled with multiple digital channels, targeted campaigns, content-driven traffic acquisition, and strategic outreach to key industry participants.

Working Capital (1 month to 12 month)

$500- $10,000

Working capital will cover essential administrative and operational expenses, including corporate filings, general office costs, domain renewals, software licenses, and other unforeseen operational needs. The amount allocated to working capital is expected to range from $500 to $10,000 depending on the proceeds raised.

Estimated Expenses for the Next Twelve-Month Period

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 25% shares sold	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees	Fees
Gross proceeds	$30,000	$60,000	$90,000	$120,000
Offering expenses	$10,000	$10,000	$10,000	$10,000
Net proceeds	$20,000	$50,000	$80,000	$110,000
SEC reporting and compliance	$14,000	$14,000	$14,000	$14,000
Product development	$4,000	$20,000	$40,000	$60,000
Website & server infrastructure	$1,500	$5,000	$8,000	$10,000
Marketing & business development	-	$6,000	$10,000	$16,000
Working capital	$500	$5,000	$8,000	$10,000
Total	$20,000	$50,000	$80,000	$110,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on September 29, 2025 to October 31, 2025

During the period we incorporated the company, prepared a business plan, received equity funding by our officer and President and developed a website that currently serves as an informational resource. Our loss since inception through October 31, 2025, was $16,968. We have just recently started our business operations, however, will not start significant operations until we have completed this offering.

Three months ended January 31, 2026 (unaudited)

During the three months ended January 31, 2026, the Company did not generate any revenue. Operating expenses for the period totaled $4,825, consisting of $1,129 in amortization expense and $3,696 in general and administrative expenses.

LIQUIDITY AND CAPITAL RESOURCES

As of January 31, 2026, and October 31, 2025, the Company had no cash, with liabilities of $44,164 and $13,768, respectively. The Company currently has limited cash resources and requires additional funding to support its planned operations and public company reporting obligations. We require minimum funding of approximately $30,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 2,000,000 shares of common stocks to our officer and President, at a price of $0.004 per share, for net proceeds of $8,000.

We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from Mr. Szubanski, our officer and President, who has agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs.

Mr. Szubanski’s agreement to provide us loans for registration costs is non- binding and discretionary. The line of credit is intended to provide supplemental working capital support and funding for certain registration and operational expenses. Although the Company currently has access to borrowings of up to $90,000 under the line of credit agreement with Mr. Szubanski, the Company does not intend to rely solely on debt financing to fund its long-term operations and growth strategy. Other than this arrangement, we do not currently have commitments or arrangements for additional financing. As of January 31, 2026, the Company had $5,364 outstanding under this arrangement. However, there can be no assurance that the Company will draw upon the full amount available. Management believes additional capital from this offering is necessary to support the Company’s planned operations, public company reporting obligations, and business development activities over the next 12 months. To proceed with our operations within 12 months, we need a minimum of $30,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12-month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. Other than this arrangement, the Company does not currently have commitments or arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. The Company currently relies on proceeds from this offering and borrowings under the line of credit arrangement described above to fund its operations. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $14,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. The additional corporate governance responsibilities placed on management could potentially reduce the time available for implementing the business plan and may slow down its operations.

Should the Company fail to raise a minimum of $30,000 under this offering the Company may be required to scale back, delay, or abandon portions of its 12-month plan of operations.

DESCRIPTION OF BUSINESS

In General

Dravica Corporation was incorporated in Nevada on September 29, 2025. We are a startup company focused on building practical digital tools designed to improve the accuracy, clarity, and reliability of online communication. Our current registration address is 3827 S Carson St 505-25 Carson City, NV 89701. This address represents a virtual office that provides mail forwarding services. Our phone number is (517) 7597837. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are an early-stage company. It is likely that we will not be able to achieve profitability and would be forced to cease operations due to the lack of funding. We are not a blank check registrant, as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger. Furthermore, neither the company, its executives, any company promoters, nor their affiliates intend to use the company, once it becomes a reporting company, as a vehicle for a private company to become a reporting company.

We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require a minimum funding of $30,000 for the next twelve months. After twelve months period we may need additional financing. Additional funding will likely come from equity financing from the sale of our common stock, if we are able to sell such stock. If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our Company. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to rise sufficient funding from the sale of our common stock to fund our development activities. In the absence of such financing, our business will fail. There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial equity funding by our officer and President, engaging in market research. We received our initial funding of $8,000 through the sale of common stock to our officer and President, who purchased an aggregate of 2,000,000 shares at $0.004 per share. Our financial statements from inception (September 29, 2025) through January 31, 2026, reports no revenues and an accumulated deficit of $21,793. The Company has entered into pre-launch subscription agreements with certain customers and has received advance payments. Such amounts are recorded as deferred revenue and will be recognized as revenue upon commencement of service delivery to customers. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Our Business

Dravica Corporation is a technology company focused on developing digital solutions that improve the clarity, speed, and reliability of online communication. As of the date of this filing, Dravica has developed a corporate website that serves as an informational resource (https://dravica.net). The Company completed the development of EmailGuard on April 20, 2026. The API development agreement is filed as Exhibit 10.3 to the Registration Statement. The service, EmailGuard, is available on the Company’s website beginning May 1, 2026. Prior to launch, the Company entered into three pre-launch subscription agreements for EmailGuard with customers dated February 9, 2026, March 31, 2026, and April 20, 2026. Under these agreements, the Company agreed to provide subscription access to EmailGuard beginning on May 1, 2026 in exchange for advance payments made prior to launch.

The agreements included subscription terms ranging from three (3) months to three (3) years and provided discounted pricing arrangements ranging from 3% to 20% off the Company’s anticipated standard launch pricing of $1,500 per month. The aggregate contractual value of the three agreements was $71,865.

Pursuant to the agreements:

• a three-year subscription agreement dated February 9, 2026, pursuant to which one customer agreed to purchase a three (3) year subscription to EmailGuard for a prepaid subscription fee of $43,200, reflecting a 20% pre-launch discount from the Company’s anticipated standard pricing, with payment due on or before April 15, 2026;

• an eighteen-month subscription agreement dated March 31, 2026, pursuant to which one customer agreed to purchase an eighteen (18) month subscription to EmailGuard for a prepaid subscription fee of $24,300, reflecting a 10% pre-launch discount from the Company’s anticipated standard pricing, with payment due on or before April 30, 2026; and

• a three-month subscription agreement dated April 20, 2026, pursuant to which one customer agreed to purchase a three (3) month subscription to EmailGuard for a prepaid subscription fee of $4,365, reflecting a 3% pre-launch discount from the Company’s anticipated standard pricing, with payment due on or before April 30, 2026.

The agreements provided that if EmailGuard was not commercially launched by May 1, 2026, subject to reasonable business delays or unforeseen circumstances, customers could request a full refund of amounts paid. Because the service launched on May 1, 2026, the prepaid amounts became non-refundable in accordance with the agreements and applicable Terms of Service.

Amounts received from customers prior to the commencement of service delivery were recorded as deferred revenue and will be recognized as revenue over the applicable subscription periods beginning May 1, 2026.

The Company’s mission is to provide simple, effective tools that help businesses maintain accurate data, ensure that communications reach the intended recipients, and minimize errors and disruptions in email communication. Our initial product offering is EmailGuard, an online email validation service. EmailGuard is available under a licensing model with three options: a one-month license, a one-year license, and a five-year license. Licenses include full API access, allowing integration with CRM systems, internal databases, and other applications that require reliable email verification.

EmailGuard is designed to deliver fast, accurate, and affordable email verification, helping companies maintain clean mailing lists, improve communication performance, and reduce the risk of undeliverable or incorrect emails.

Industry Overview

The Company plans to enter the email verification and communication integrity market, a segment within the broader global Software-as-a-Service (SaaS) and data quality tooling landscape. Demand for email validation technologies continues to be supported by long-term macro trends including: sustained global adoption of business email communication, the expansion of customer relationship management (CRM) ecosystems, and the increasing role of data hygiene in digital customer onboarding and outbound messaging reliability.

According to publicly available industry research published by Market Research Future, the global email verification market is projected to continue expanding through 2030 as email remains a primary digital identifier and messaging layer for online accounts and B2B/B2C communication flows[1]. Additional analysis by Grand View Research identifies ongoing market growth driven by the proliferation of SaaS platforms, e-commerce user registration requirements, and increasing sensitivity to email deliverability failure costs in digital marketing operations [3]. Platform usage statistics aggregated by Statista indicate that email continues to maintain widespread global usage, exceeding 4 billion active users, reinforcing its long-term importance in commercial and system-critical communications [2].

The Company expects to compete primarily within the API-enabled verification tooling segment, where the competitive advantages of existing providers commonly include accuracy, processing latency, system reliability, and ease of integration. Although several competitors offer mature infrastructure and existing adoption, this market segment remains fragmented and dynamic, with pricing sensitivity particularly relevant for early-stage SaaS companies, digital marketers, and database-dependent businesses (sources: third-party developer surveys, SaaS onboarding benchmarks, and B2B marketing technology preference studies).

As of the date of this filing, Dravica Corporation has commercially launched its API validation product. To date, our activities have included corporate formation, equity financing from our officer and President, initial market planning, the development of an informational corporate website, the completion of the EmailGuard. Our ability to compete at scale will depend entirely on the successful completion of this offering, the final deployment of the EmailGuard API product, market adoption rates, pricing acceptance, and the Company’s ability to secure sufficient capitalization to support commercialization.

There can be no assurance that the Company will convert demo users into paying customers, achieve broad licensing adoption, or establish competitive feature parity with more-capitalized incumbents. The Company may update its competitive positioning, product scope and go-to-market execution strategy following commercialization and market feedback, subject to capital availability and market conditions.

1 Source: Market Research Future, " Email Marketing Market " (2025), available at: https://www.marketresearchfuture.com/reports/email-marketing-market-7426

2 Source: Statista, "Number of Global Email Users" (2024), available at: https://www.statista.com/statistics/255080/number-of-e-mail-users-worldwide/

Target Market

Dravica intends to target a range of customers, including:

•	Email marketing teams and agencies seeking to improve delivery rates and campaign performance;
•	Businesses managing large customer databases and requiring ongoing data hygiene;
•	SaaS platforms and online services that require email registration and verification;
•	E-commerce and online retail businesses;
•	CRM developers and technical integrators seeking reliable API-based validation; and
•	Software engineers and IT teams needing dependable email verification tools.

The Company believes that its target market is highly fragmented, consisting of small to medium-sized businesses, larger enterprises, and independent software developers. According to industry research, the increasing importance of email marketing, regulatory compliance (e.g., GDPR, CAN-SPAM), and the growth of SaaS platforms is driving demand for automated email verification solutions [3].

3 Source: Grand View Research, "Email Verification Market Size & Trends Report 2023–2030", available at: https://www.grandviewresearch.com/industry-analysis/email-verification-services-market.

Competitive Landscape

EmailGuard service operates in a competitive market. Existing competitors include ZeroBounce, Hunter.io, NeverBounce, Mailboxlayer, and other providers offering similar email validation and API-based services. Many of these competitors have established customer bases, brand recognition, and operational infrastructure. Dravica intends to differentiate itself by offering a simple and intuitive user interface, flexible licensing agreements, fast and accurate validation, and a fully accessible online demo available directly on our website.

Despite these plans, there can be no assurance that we will achieve market acceptance or gain sufficient market share. The Company may face competitive pressures from both established providers and new entrants with similar services. Customers may be hesitant to switch from existing providers, and there is no assurance that we will be able to attract a sufficient number of paying clients to achieve profitability.

Development and Product Plans

Upon completion of our public offering, Dravica intends to allocate proceeds to further develop and enhance EmailGuard. Development will include:

•	Enhancing the email validation engine with syntax, domain, and SMTP checks;
•	Creating and documenting API endpoints for integration with client systems;
•	Performing security, stability, and performance testing;
•	Deploying production servers and infrastructure capable of supporting anticipated usage; and
•	Implementing monitoring, logging, and support tools to ensure service reliability.

The Company also plans to expand EmailGuard over time with additional features, including AI-assisted validation, enterprise-level customization, advanced analytics, and additional micro-tools for communication safety and data integrity. These developments are contingent on successful capital raising, market adoption, and operational execution.

Business Model and Monetization

EmailGuard is offered as a subscription service through three licensing options (1-month, 1-year, 5-year) with access to the API and platform. The Company intends to generate revenue primarily through subscription fees, with potential for enterprise licensing agreements and additional revenue from extended API usage or premium features. The Company has established pricing beyond preliminary planning, and there is no assurance that the pricing model will result in sustainable revenue or profitability. The Company has entered into pre-launch subscription agreements with certain customers and has received advance payments. Such amounts are recorded as deferred revenue and will be recognized as revenue upon commencement of service delivery to customers.

Marketing strategy

Dravica Corporation intends to market its primary product, EmailGuard, as a simple, fast, and cost-effective email validation service. The marketing strategy described below is forward-looking and dependent on the successful completion of the Company’s public offering and the availability of capital.

The Company plans to target businesses that manage large customer databases, including email marketing teams, SaaS providers, e-commerce platforms, and developers integrating CRM systems. Marketing efforts are expected to include a combination of digital channels, direct outreach, and content marketing designed to inform potential customers of the value of EmailGuard service. These efforts may include, but are not limited to:

Digital Advertising: Targeted advertising on search engines, social media platforms, and professional networking sites to reach prospective customers actively seeking email validation solutions.

Content Marketing: Publication of educational and technical content, including blog posts, case studies, and whitepapers, to demonstrate the functionality and benefits of EmailGuard and establish thought leadership in email verification practices.

Direct Outreach: Contacting potential clients directly, including SaaS developers, CRM vendors, and marketing agencies, to introduce EmailGuard and provide demonstration access.

The intensity and scope of marketing activities will depend on the net proceeds raised from the offering. If only a portion of the offering is sold, marketing efforts will be limited and focused on low-cost digital outreach and content creation.

Higher levels of funding will allow for expanded campaigns, broader audience reach, more sophisticated digital advertising, and potential partnerships with industry organizations. There can be no assurance that these marketing efforts will result in significant customer acquisition, widespread adoption of EmailGuard, or revenue generation. The Company may adjust its marketing strategies over time based on market feedback, industry developments, or competitive pressures.

Competition

The market for email verification and data validation services is highly competitive and rapidly evolving. Dravica Corporation expects to face competition from both established providers and new entrants that offer similar services.

Current competitors in the email validation market include companies such as ZeroBounce, Hunter.io, NeverBounce, and Mailboxlayer. These competitors have established customer bases, brand recognition, and operational infrastructure. Many provide subscription-based email verification services, API access, and enterprise solutions comparable to the services Dravica plans to offer.

The Company believes that competition in this market is based on factors including service reliability and accuracy, processing speed, ease of integration with client systems, pricing, customer support, and brand reputation. Dravica intends to differentiate its offering through a simple and intuitive user interface, transparent and flexible licensing, fast validation processing, and a fully accessible online demo.

Despite these planned differentiators, there can be no assurance that Dravica will achieve market acceptance or gain a meaningful share of the market. Customers may choose to continue using existing providers rather than adopting EmailGuard, and new competitors may enter the market with similar or improved offerings. The Company’s inability to compete effectively could adversely affect its ability to acquire or retain customers, generate revenues, and achieve profitability.

Additionally, the low barriers to entry in the email verification services market may result in increased competition and pricing pressures. As the Company grows, it will continue to monitor competitors’ offerings and market trends, but the Company may be unable to respond effectively to new competitive challenges.

Insurance

We currently do not have insurance and have no plans to obtain it in the future. Without insurance, if we become involved in a product liability lawsuit, we may lack the necessary funds to defend ourselves. In such a scenario, a judgment against us could potentially force us to halt our operations.

Employees; Identification of Certain Significant Employees.

We are an early-stage company and currently have no employees. Szubanski Robert Damian, our officer and President, is a non-employee officer and President of the Company and Director and Secretary, Koenig Varinia-Rebecca Undine Marie-Anne. We intend to hire employees on an as needed basis.

Offices

Our current registration address is 3827 S Carson St 505-25 Carson City, NV 89701. Our phone number is (517) 7597837. This address represents a virtual office that provides mail forwarding services. The Company does not maintain a physical corporate office in the United States. The Company’s day-to-day business operations are conducted primarily in Poland and Germany, reflecting the locations of our executive officers.

Government Regulation

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to our board of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

As of October 31, 2025 our sole officer and director was Szubanski Robert Damian, who served as President, Secretary, Director, and Treasurer, and was the founder of the Company. On December 18, 2025, the board appointed Szubanski Robert Damian to his revised roles as President and Treasurer, and appointed Koenig Varinia-Rebecca Undine Marie-Anne as Director and Secretary.

As of the current filing date the name, age and titles of our executive officers and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Szubanski Robert Damian Boleslawa Limanowskiego 12, 91-059, Lodz, Poland	27	President, Treasurer (Principal Executive, Financial and Accounting Officer)
Koenig Varinia-Rebecca Undine Marie-Anne Vaihingen An Der Enz Marktplatz 5, 71665, Germany	32	Director and Secretary

Szubanski Robert Damian has acted as our President and Treasurer since we incorporated on September 29, 2025. Mr. Szubanski owns 100% of the outstanding shares of our common stock. As of October 31, 2025, Mr. Szubanski was our sole officer and director, serving as President, Secretary, Treasurer, Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, and a member of the board of directors. On December 18, 2025, the board re-designated Mr. Szubanski to serve as President and Treasurer, and appointed Koenig Varinia-Rebecca Undine Marie-Anne as Director and Secretary. This reflects the current management structure as of the date of this filing. He holds a Bachelor of Science in Computer Science and Management from the Lodz University of Technology, where he studied software systems, network administration, and IT project management. From 2019 to 2020, he worked as IT Project Coordinator at the Comarch SA, supporting enterprise software implementation and cross-functional technology planning for corporate clients. Between 2020 and 2023, he served as Operations & IT Manager at the Ericsson Poland, where he supervised internal infrastructure projects, vendor coordination, and process digitalization within technology deployment teams. From 2023 to 2024, he held the role of Technical Product Manager at the Booksy International Sp. Z O.O., overseeing product delivery cycles, engineering alignment, and platform feature planning for global service users.

Koenig Varinia-Rebecca Undine Marie-Anne has acted as our sole Director and Secretary since December 18, 2025. She holds a Bachelor of Arts in Marketing and Communications from the University of Mannheim, where she specialized in brand strategy, digital consumer behavior, and market analytics. From 2020 to 2021, she worked as Marketing Coordinator at the Havas Germany, supporting integrated advertising campaigns across automotive and consumer technology clients. Between 2022 and 2024, she served as Digital Marketing Manager at the Zalando SE, where she led multi-channel performance marketing initiatives, focusing on customer acquisition scaling, email marketing automation, and conversion optimization.

During the past ten years, Mr. Szubanski and Ms. Koenig have not been the subject to any of the following events:

1.	Any bankruptcy petition filed by or against any business of which Mr. Szubanski and Ms. Koenig were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.
2.	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.
3.	An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Szubanski’s and Ms. Koenig’s involvement in any type of business, securities or banking activities.
4.	Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.
5.	Were the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;
6.	Were found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
7.	Were the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:
i	Any Federal or State securities or commodities law or regulation; or
ii	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or
iii	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Were the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Our officers are appointed to hold office until the next annual meeting of our stockholders or until their respective successor is elected and qualified, or until he resigns or is removed from office. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of a single member, Koenig Varinia-Rebecca Undine Marie-Anne, who also serves as our Secretary. Neither director currently qualifies as an independent director under the corporate governance requirements of the OTC Markets. The OTC Markets do not impose specific independence requirements; however, companies seeking to qualify for certain OTC tiers, such as OTCQX, must maintain a board with independent directors. Our board of directors has not conducted a formal assessment to determine whether our directors meet any applicable independence criteria under SEC rules or other relevant regulatory frameworks. If we seek to meet the independence requirements for a specific OTC Markets tier in the future, including OTCQB or OTCQX, we may need to appoint additional independent directors.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on September 29, 2025 until October 31, 2025:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Szubanski Robert Damian, President, Secretary, Director and Treasurer	October 31, 2025	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

There are no current employment agreements between the Company and its Officers. Our board of directors have not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to any officer or any member of our board of directors.

Director Compensation

The following table sets forth director compensation for the period from inception (September 29, 2025) to October 31, 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Szubanski Robert Damian, President, Secretary, Director and Treasurer	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Szubanski Robert Damian will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

Other than Mr. Szubanski’ purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Mr. Szubanski, directly or indirectly, from the Company.

On October 28, 2025, we issued a total of 2,000,000 shares of restricted common stock to Szubanski Robert Damian, our officer and President in consideration of $8,000. Further, Mr. Szubanski has advanced funds to us. As of January 31, 2026, Mr. Szubanski has advanced to us $5,364. Mr. Szubanski will not be repaid from the proceeds of this offering. Mr. Szubanski will be repaid from revenues of operations if and when we generate substantial revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Szubanski does not bear interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially (1) as of the current filing date by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
Common Stock	Szubanski Robert Damian Boleslawa Limanowskiego 12, 91-059, Lodz, Poland	2,000,000 shares of common stock (direct)	100%

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of the current filing date, there were 2,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 2,000,000 shares of common stock were issued to our officer and President, Mr. Szubanski, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. In order for our common stock to be quoted on the OTCQB or OTCQX markets operated by OTC Markets Group Inc., a market maker must file an application on our behalf to initiate a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We are registering 4,000,000 shares of our common stock for sale at the price of $0.03 per share.

This is a self-underwritten offering, and Mr. Szubanski, our officer and President, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Szubanski will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1.	Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,
2.	Our officers and directors will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
3.	Our officers and directors are not, nor will they be at the time of them participation in the offering, an associated person of a broker-dealer; and
4.	Our officers and directors meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our officers and director must restrict their participation to any one or more of the following activities:
A.	Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser; provided, however, that the content of such communication is approved by our officers and director;
B.	Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or
C.	Performing ministerial and clerical work involved in effecting any transaction.

Our officers and directors do not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $8,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-	execute and deliver a subscription agreement; and
-	deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Dravica Corporation” The Company will deliver stock certificates or issue shares in book-entry form attributable to shares of common stock purchased directly to the purchasers.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of January 31, 2026, there were 2,000,000 shares of our common stock issued and outstanding, held by one stockholder of record. Our officer and President, Robert Damian Szubanski, owns all 2,000,000 shares of our issued and outstanding common stock.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

Voting Rights. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Except as otherwise required by law, holders of our common stock vote together as a single class. There is no cumulative voting.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, holders of our common stock will be entitled to share ratably in all assets remaining available for distribution after payment of all debts and liabilities of the Company. We have no authorized preferred stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefor, when, as and if declared by the Board of Directors of the Company; (ii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iii) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote. All outstanding shares of our common stock are fully paid and non-assessable.

PREFERRED STOCK

We have no authorized preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Dravica Corporation or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

Beckles & Co., our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Beckles & Co. has presented its report with respect to our audited financial statements.

LEGAL MATTERS

Opinion of Law Offices of Mont E. Tanner has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

Our fiscal year end is October 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by Beckles & Co.

Our audited financial statements from inception (September 29, 2025) to October 31, 2025, and unaudited financial statements for the three months ended January 31, 2026, immediately follow:

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Dravica Corporation.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Dravica Corporation as of October 31, 2025, the related statements of operations, stockholders' (deficit), and cash flows for the period September 29, 2025 (date of inception) to October 31, 2025, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of October 31, 2025, and the results of its operations and its cash flows for the period September 29, 2025 (date of inception) to October 31, 2025, in conformity with accounting principles generally accepted in the United States.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

F-1

Critical Audit Matter – Restricted Funds Held by Financial Institution

The Company held a material balance with a financial institution that was not available for use as of the balance sheet date. The evaluation of this matter involved especially challenging auditor judgment due to the lack of customary third-party confirmation and uncertainty regarding the Company’s ability to access or recover the funds.

Our audit procedures included evaluating the classification of the balance, assessing management’s evaluation of recoverability, reviewing third-party correspondence, and assessing the adequacy of related disclosures.

/S/ Beckles & Co

Beckles & Co. Inc. (PCAOB ID 7116)

We have served as the Company's auditor since 2025

West Palm Beach, FL

March 10, 2026

400 Columbia Drive, Suite 101

West Palm Beach, FL 33409

Ph.561 689-4093

Fax: 954 827-0968

DRAVICA CORPORATION

BALANCE SHEET

October 31, 2025
ASSETS

Website Development Costs, Net	$4,800
Total Assets	$4,800
LIABILITIES

Accounts Payable	$12,800
Notes Payable - Related Party	968
Total Current Liabilities	13,768
Total Liabilities	13,768

STOCKHOLDER’S DEFICIT

Common Stock, $0.001 Par Value, 75,000,000 Shares Authorized;
2,000,000 Shares Issued and Outstanding	2,000
Additional Paid-in Capital	6,000
Accumulated Deficit	(16,968)
Total Stockholder’s Deficit	(8.968)

Total Liabilities and Stockholder’s Deficit	$4,800

The accompanying notes are an integral part of these financial statements.

DRAVICA CORPORATION

STATEMENT OF OPERATIONS

From September 29, 2025 (Inception) to October 31, 2025

REVENUES	$—

OPERATING EXPENSES
General and Administrative Expenses	12,384
Loss on Impairment for Restricted Cash	4,584
TOTAL OPERATING EXPENSES	16,968

NET INCOME (LOSS) FROM OPERATIONS	(16,968)

PROVISION FOR INCOME TAXES	—

NET INCOME (LOSS)	$(16,968)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.09)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	187,500

The accompanying notes are an integral part of these financial statements.

DRAVICA CORPORATION

STATEMENT OF STOCKHOLDER’S DEFICIT

	Common Stock		Additional	Accumulated	Total Stockholder’s
	Shares	Amount	Paid-in Capital	Deficit	Deficit

Inception, September 29, 2025	—	$—	$—	$—	$—

Shares Issued for Cash at Par Value $0.001 Per Share	2,000,000	2,000	6,000	—	8,000
Net Loss	—	—	—	(16,968)	(16,968)

Balance, October 31, 2025	2,000,000	$2,000	$6,000	$(16,968)	$(8,968)

The accompanying notes are an integral part of these financial statements.

DRAVICA CORPORATION

STATEMENT OF CASH FLOWS

From September 29, 2025 (Inception) to October 31, 2025

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(16,968)
Adjustments to reconcile Net Loss to net cash provided by operations:
Changes in Operating Assets and Liabilities:
Accounts Payable	12,800
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	(4,168)

CASH FLOWS FROM INVESTING ACTIVITIES
Website Development Costs	(4,800)
CASH FLOWS USED IN INVESTING ACTIVITIES	(4,800)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Sale of Common Stock	8,000
Notes Payable - Related Party	968
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	8,968

Net Increase (Decrease) in Cash and Equivalents	—
Cash and Equivalents at Beginning of the Period	—
Cash and Equivalents at End of the Period	$—

Supplemental cash flow information:
Cash paid for:
Interest	$—
Taxes	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES
Debt discount	$306

The accompanying notes are an integral part of these financial statements.

DRAVICA CORPORATION
NOTES TO THE AUDITED FINANCIAL STATEMENTS
SINCE INCEPTION ON SEPTEMBER 29, 2025 TO OCTOBER 31, 2025

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Dravica Corporation (referred as the “Company”, “we”, “our”) was incorporated in the State of Nevada on September 29, 2025. The Company is a technology company focused on developing digital solutions designed to improve the accuracy and reliability of online communications. The Company’s objective is to provide tools designed to help businesses maintain accurate data, ensure that communications reach the intended recipients, and reduce errors and disruptions in email communication. The Company maintains a corporate website for informational purposes (https://dravica.net); however, the Company’s primary product, EmailGuard, an online email validation service, has not yet been launched.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these financial statements. The Company has incurred significant operating losses since inception..

As reflected in the financial statements, the Company had an accumulated deficit of $16,968 as of October 31, 2025, a net loss of $16,968 since inception to October 31, 2025.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public offering.

The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

The Company’s year-end is October 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. As of October 31, 2025, the Company had no cash equivalents.

Website Development Costs

The Company capitalizes the software development costs of internal use software in accordance with of ASC 350-40, “Intangibles-Goodwill and Other-Internal Use Software”. Capitalized costs are amortized over their estimated useful lives, generally on a straight-line basis.

Intangible assets with indefinite lives are tested for impairment at least annually and when events or changes in circumstances indicate that, more-likely-than-not, the asset is impaired. Significant judgment is required in estimating fair values and performing indefinite-lived intangible asset impairment tests.

Related Parties

The Company follows ASC 850, “Related Party Disclosures”, for the identification of related parties and disclosure of related party transactions.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with the Financial Accounting Standards Board (“FASB”) ASC 260, “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

As of October 31, 2025, there were no potentially dilutive debt or equity instruments issued or outstanding.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

Note 4 – LOSS ON IMPAIRMENT FOR RESTRICTED CASH

As of October 31, 2025, the Company had $4,584 on deposit with a financial institution that is not available for use. During the year, the financial institution closed the Company’s account and informed the Company that any funds associated with the account are subject to an indefinite restriction and are not currently accessible to the Company.

Based on management’s evaluation of the facts and circumstances, the Company has determined that recovery of these funds is unlikely. Accordingly, the Company reclassified the balance from cash and cash equivalents and recognized an impairment loss of $4,584 in the accompanying statement of operations for the year ended October 31, 2025.

Management will continue to monitor the status of the matter and will recognize any subsequent recoveries, if realized, in the period in which they occur.

Note 5 – LINE OF CREDIT FROM DIRECTOR

As of October 31, 2025, the Company owed $968 to the Company’s president for the Company’s working capital purposes. This line of credit is for up to $90,000, unsecured, interest-free, with no fixed payment term, for working capital purposes. The amount is due no later than September 29, 2030.

Note 6 – WEBSITE DEVELOPMENT COSTS

The Company's intangible assets consist of website development costs.

On October 30, 2025, the Company capitalized the website development costs in the amount of $4,800. These capitalized costs will be amortized on a straight-line basis over their estimated useful life of three years once the asset is placed in service. As the capitalization occurred on the end of the reporting  period, amortization expense was not recognized for the period from September 29, 2025 (Inception) through October 31, 2025.

The Company had the following intangible assets as of October 31, 2025:

October 31, 2025
Website Development Cost	$4,800
Accumulated amortization	—
Total	$4,800

Note 7 – STOCKHOLDER’S DEFICIT

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On October 28, 2025, the Company issued 2,000,000 shares of common stock to the Company’s president for consideration of $8,000 at par value $0.004 per share.

There were 2,000,000 shares of common stock issued and outstanding as of October 31, 2025.

Note 8 – COMMITMENTS AND CONTINGENCIES

Contractual Commitments

As of October 31, 2025, the Company had entered into a Website Development Agreement for a total project cost of $38,200, covering the development of the Company’s website. An initial payment of $3,400 had been made as of October 31, 2025. The website is scheduled to be completed by December 23, 2025.

Under the original agreement, remaining payments were due by February 6, 2026. Pursuant to Amendment No. 1 dated February 2, 2026, the Parties extended the payment deadline by 45 days, with the new due date of March 23, 2026.

Litigation

The Company was not subject to any legal proceedings during the period from September 29, 2025 (inception) to October 31, 2025, and no legal proceedings are currently pending or threatened to the best of our knowledge.

Note 9 – INCOME TAXES

The components of the Company’s provision for Federal income tax for the period from September 29, 2025 (inception) to October 31, 2025, consists of the following:

From September 29, 2025 (Inception) to October 31, 2025
Federal income tax benefit attributable to:
Net Operating Loss (“NOL”) Carry-Forward	$16,968
Effective tax rate	21%
Expected Income Tax Benefit from NOL Carry-Forward	3,563
Less: valuation allowance	(3,563)
Net provision for Federal income taxes	$—

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

From September 29, 2025 (Inception) to October 31, 2025
Deferred tax asset attributable to:
Net operating loss carryover	$3,563
Less: valuation allowance	(3,563)
Net deferred tax asset	$—

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $3,563 as of October 31, 2025, for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

Note 10 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations subsequent to October 31, 2025, through March 10, 2026, the date these financial statements were issued, and has determined that it has the following material subsequent events to disclose in these financial statements.

On December 18, 2025, subsequent to the date of the most recent financial statements, the board of directors re-designated Szubanski Robert Damian to serve as President and Treasurer, and appointed Koenig Varinia-Rebecca Undine Marie-Anne as Director and Secretary.

On December 23, 2025, the Company completed the development of its corporate website, which serves as an informational resource: https://dravica.net.

DRAVICA CORPORATION

BALANCE SHEETS

	January 31, 2026	October 31, 2025
	(unaudited)
ASSETS

Website Development Costs, Net	$30,371	$4,800
Total Assets	$30,371	$4,800

LIABILITIES

Accounts Payable	$38,800	$12,800
Notes Payable - Related Party	5,364	968
Total Current Liabilities	44,164	13,768
Total Liabilities	44,164	13,768

STOCKHOLDER’S DEFICIT

Common Stock, $0.001 Par Value, 75,000,000 Shares Authorized;
2,000,000 Shares Issued and Outstanding	2,000	2,000
Additional Paid-in Capital	6,000	6,000
Accumulated Deficit	(21,793)	(16,968)
Total Stockholder’s Deficit	(13,793)	(8,968)

Total Liabilities and Stockholder’s Deficit	$30,371	$4,800

f

The accompanying notes are an integral part of these unaudited financial statements.

DRAVICA CORPORATION

STATEMENTS OF OPERATIONS

Three months ended January 31, 2026 and 2025 (unaudited)

	Three months ended January 31, 2026 (unaudited)	Three months ended January 31, 2025 (unaudited)

REVENUES	$—	$—

OPERATING EXPENSES
Amortization Expense	1,129
General and Administrative Expenses	3,696	—
TOTAL OPERATING EXPENSES	4,825	—

NET INCOME (LOSS) FROM OPERATIONS	(4,825)	—

PROVISION FOR INCOME TAXES	—	—

NET INCOME (LOSS)	$(4,825)	$—

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.00)	$—

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING: BASIC AND DILUTED	2,000,000	—

The accompanying notes are an integral part of these unaudited financial statements.

DRAVICA CORPORATION

STATEMENTS OF STOCKHOLDER’S DEFICIT

Three months ended January 31, 2026 and 2025 (unaudited)

	Common Stock		Additional	Accumulated	Total Stockholder’s
	Shares	Amount	Paid-in Capital	Deficit	Deficit

Balance, October 31, 2024	—	$—	$—	$—	$—

Net Loss	—	—	—	—	—

Balance, January 31, 2025	—	$—	$—	$—	$—

Balance, October 31, 2025	2,000,000	$2,000	$6,000	$(16,968)	$(8,968)

Net Loss	—	—	—	(4,825)	(4,825)

Balance, January 31, 2026	2,000,000	$2,000	$6,000	$(21,793)	$(13,793)

The accompanying notes are an integral part of these unaudited financial statements.

DRAVICA CORPORATION

STATEMENTS OF CASH FLOWS

Three months ended January 31, 2026 and 2025 (unaudited)

	Three months ended January 31, 2026 (unaudited)	Three months ended January 31, 2025 (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,825)	$—
Adjustments to reconcile Net Loss to net cash provided by operations:
Amortization	1,129	—
Changes in Operating Assets and Liabilities:
Accounts Payable	26,000	—
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES	22,304	—

CASH FLOWS FROM INVESTING ACTIVITIES
Website Development Costs	(26,700)	—
CASH FLOWS USED IN INVESTING ACTIVITIES	(26,700)	—

CASH FLOWS FROM FINANCING ACTIVITIES
Notes Payable - Related Party	4,396	—
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	4,396	—

Net Increase (Decrease) in Cash and Equivalents	—	—
Cash and Equivalents at Beginning of the Period	—	—
Cash and Equivalents at End of the Period	$—	$—

Supplemental cash flow information:
Cash paid for:
Interest	$—	$—
Taxes	$—	$—

NON-CASH INVESTING AND FINANCING ACTIVITIES

Debt discount	$1,314	$—

The accompanying notes are an integral part of these unaudited financial statements.

DRAVICA CORPORATION

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

Three months ended January 31, 2026 and 2025 (unaudited)

NOTE 1 – ORGANIZATION AND BASIS OF PRESENTATION

Dravica Corporation (referred as the “Company”, “we”, “our”) was incorporated in the State of Nevada on September 29, 2025. The Company is a technology company focused on developing digital solutions designed to improve the accuracy and reliability of online communications. The Company’s objective is to provide tools designed to help businesses maintain accurate data, ensure that communications reach the intended recipients, and reduce errors and disruptions in email communication. The Company maintains a corporate website for informational purposes (https://dravica.net); however, the Company’s primary product, EmailGuard, an online email validation service, has not yet been launched.

NOTE 2 – GOING CONCERN

The accompanying unaudited financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these financial statements. The Company has incurred significant operating losses since inception.

The Company’s unaudited financial statements have been prepared assuming that it will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.

As reflected in the unaudited financial statements, the Company had an accumulated deficit of $21,793 as of January 31, 2026, a net loss of $4,825 for the three months ended January 31, 2026.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company is attempting to commence operations and generate sufficient revenue; however, the Company’s cash position may not be sufficient to support the Company’s daily operations. Management intends to raise additional funds by way of a public offering. While the Company believes in the viability of its strategy to commence operations and generate sufficient revenue and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company’s ability to further implement its business plan and generate sufficient revenue and its ability to raise additional funds by way of a public offering.

The unaudited financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) applicable to interim financial statements. These financial statements should be read in conjunction with the audited financial statements of the Company for the period from September 29, 2025 (Inception) through October 31, 2025, and the related notes. The statements of operations for the three months ended January 31, 2026, are not necessarily indicative of the results to be expected for the year ending October 31, 2026, or for any other future annual or interim period.

The Company’s year-end is October 31.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents. As of January 31, 2026, the Company had no cash equivalents.

Website Development Costs

The Company capitalizes the software development costs of internal use software in accordance with of ASC 350-40, “Intangibles-Goodwill and Other-Internal Use Software”. Capitalized costs are amortized over their estimated useful lives, generally on a straight-line basis.

Intangible assets with indefinite lives are tested for impairment at least annually and when events or changes in circumstances indicate that, more-likely-than-not, the asset is impaired. Significant judgment is required in estimating fair values and performing indefinite-lived intangible asset impairment tests.

Related Parties

The Company follows ASC 850, “Related Party Disclosures”, for the identification of related parties and disclosure of related party transactions.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with the Financial Accounting Standards Board (“FASB”) ASC 260, “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive.

As of January 31, 2026, and October 31, 2025, there were no potentially dilutive debt or equity instruments issued or outstanding.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective accounting pronouncements, when adopted, will have a material effect on the accompanying financial statements.

Note 4 – LINE OF CREDIT FROM DIRECTOR

As of January 31, 2026, the Company owed $5,364 to the Company’s president for the Company’s working capital purposes. This line of credit is for up to $90,000, unsecured, interest-free, with no fixed payment term, for working capital purposes. The amount is due no later than September 29, 2030.

Note 5 – WEBSITE DEVELOPMENT COSTS

The Company's intangible assets consist of website development costs.

On October 30, 2025, and December 23, 2025, the Company capitalized the website development costs in the amount of $4,800 and $26,700, respectively. These capitalized costs will be amortized on a straight-line basis over their estimated useful life of three years once the asset is placed in service. During the three months ended January 31, 2026, the Company recorded amortization expense of $1,129.

The Company had the following intangible assets as of January 31, 2026, and October 31, 2025:

	January 31, 2026	October 31, 2025
Website Development Cost	$31,500	$4,800
Accumulated amortization	1,129	—
Total	$30,371	$4,800

The Company expects to recognize amortization expense of $7,875 for the fiscal year ended October 31, 2026, amortization expense of $10,500 for the fiscal year ending October 31, 2027, amortization expense of $10,500 for the fiscal year ending October 31, 2028, and amortization expense of $1,496 for the fiscal year ending October 31, 2029.

Note 6 – STOCKHOLDER’S DEFICIT

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On October 28, 2025, the Company issued 2,000,000 shares of common stock to the Company’s president for consideration of $8,000 at par value $0.004 per share.

There were 2,000,000 shares of common stock issued and outstanding as of January 31, 2026, and October 31, 2025, respectively.

Note 7 – COMMITMENTS AND CONTINGENCIES

Contractual Commitments

On of October 13, 2025, the Company had entered into a Website Development Agreement for a total project cost of $38,200, covering the development of the Company’s website. An initial payment of $3,400 had been made as of October 31, 2025. The website was completed on December 23, 2025.

Under the original agreement, remaining payments were due by February 6, 2026. Pursuant to Amendment No. 1 dated February 2, 2026, the Parties extended the payment deadline by 45 days, with the new due date of March 23, 2026. The company fully repaid its debt by March 23, 2026.

Litigation

The Company was not subject to any legal proceedings during the period from September 29, 2025 (inception) to January 31, 2026, and no legal proceedings are currently pending or threatened to the best of our knowledge.

Note 8 – SUBSEQUENT EVENTS

In accordance with ASC 855-10 the Company has analyzed its operations subsequent to January 31, 2026, through May 13, 2026, the date these unaudited financial statements were issued, and has determined that it has the following material subsequent events to disclose in these financial statements.

Subsequent to period end, the Company entered into three pre-launch subscription agreements for its EmailGuard service dated February 9, 2026, March 31, 2026, and April 20, 2026, with aggregate prepaid subscription fees of $71,865. The agreements provided for subscription terms ranging from three months to three years commencing on May 1, 2026, the date the EmailGuard service became commercially available. Amounts received under these agreements prior to service commencement were recorded as deferred revenue and will be recognized ratably over the applicable subscription terms.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$16.57
Auditor Fees and Expenses	$8,000.00
Legal Fees and Expenses	$1,500.00
Miscellaneous fees and expenses	$483.43
TOTAL	$10,000.00

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Dravica Corporation’s Bylaws allow for the indemnification of the officer and/or director in regards to each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if she has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Dravica Corporation, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Robert Damian Szubanski Boleslawa Limanowskiego 12, 91-059, Lodz, Poland	October 28, 2025	2,000,000	$8,000.00

We issued the foregoing restricted shares of common stock to our officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1*	Articles of Incorporation of the Registrant
3.2*	Bylaws of the Registrant
5.1*	Legal Opinion of Law Offices of Mont E. Tanner
10.1*	Loan Agreement dated September 29, 2025
10.2*	Website Development Services Agreement
10.3**	API Development Agreement
23.1	Consent of Beckles & Co.
99.1*	Form of Subscription

_____________

* filed on March 13, 2026

** - filed on May 13, 2026

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Carson City, USA, on May 28, 2026.

DRAVICA CORPORATION

By:	/s/ Szubanski Robert Damian
Name:	Szubanski Robert Damian
Title:	President and Treasurer
(Principal Executive, Financial and Accounting Officer)

By:	/s/ Koenig Varinia-Rebecca Undine Marie-Anne
Name:	Koenig Varinia-Rebecca Undine Marie-Anne
Title:	Secretary and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Szubanski Robert Damian
Szubanski Robert Damian	President and Treasurer (Principal Executive, Financial and Accounting Officer)	May 28, 2026

/s/ Koenig Varinia-Rebecca Undine Marie-Anne
Koenig Varinia-Rebecca Undine Marie-Anne	Secretary and Director	May 28, 2026

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